SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

United Bankshares, Inc. (“United” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 25, 2017 in Washington, D.C. At the Meeting, shareholders voted on the following four matters outlined in the Company’s proxy statement (the “Proxy Statement”): (1) to elect eleven (11) persons to serve as directors of the Company for a one-year term expiring at the 2018 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2017; (3) to approve, on an advisory basis, the compensation of United’s named executive officers; and (4) to approve a non-binding advisory proposal on the frequency of future advisory shareholder votes on the compensation of United’s named executive officers. The matters are described in detail in the Proxy Statement mailed to shareholders on or about April 6, 2017. The shareholders elected each of the eleven (11) persons listed below as directors of the Company for a one-year term expiring at the 2018 Annual Meeting; ratified the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2017; and approved, on an advisory basis, the compensation of United’s named executive officers. A majority of the shareholders voted for the one-year option with respect to the frequency of future advisory shareholder votes on the compensation of United’s named executive officers. The voting results for the matters appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast
Richard M. Adams	48,857,215	1,705,295	—	20,580,044	360
Robert G. Astorg	43,248,449	7,314,061	—	20,580,044	360
Bernard H. Clineburg	48,978,363	1,584,147	—	20,580,044	360
Peter A. Converse	47,213,898	3,348,612	—	20,580,044	360
Michael P. Fitzgerald	48,747,824	1,814,686	—	20,580,044	360
Theodore J. Georgelas	49,299,889	1,262,621	—	20,580,044	360
J. Paul McNamara	49,223,860	1,338,650	—	20,580,044	360
Mark R. Nesselroad	49,691,332	871,178	—	20,580,044	360
Mary K. Weddle	49,259,024	1,303,486	—	20,580,044	360
Gary G. White	49,688,063	874,447	—	20,580,044	360
P. Clinton Winter	43,359,360	7,203,150	—	20,580,044	360

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
69,416,522	995,437	730,595	—	360

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
48,662,676	784,801	1,115,393	20,580,044

Proposal 4. Approval of a non-binding advisory proposal on the frequency of future advisory shareholder votes on the compensation of United’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes	Votes Uncast
36,418,017	1,254,295	11,506,335	1,382,119	20,580,044	2,104

Based on the voting results above on Proposal 4 and consistent with the recommendation of United’s Board of Directors and Compensation Committee, the Company will continue to conduct an advisory vote annually on the compensation of United’s named executive officers until the next required vote on the frequency of shareholder votes to approve the compensation of United’s named executive officers. The Company is required to hold an advisory vote on the frequency of shareholder votes to approve the compensation of United’s named executive officers every six (6) years.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 31, 2017	By: /s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer